SECURITIES AND EXCHANGE COMMISION

                               WASHINGTON DC 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report: May 22, 2002
(Date of earliest event reported)


                      Intrepid Technology & Resources, Inc.
                      -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Idaho                       000-30065                   82-0230842
         -----                       ---------                   ----------
(State of Incorporation)        (Commission File No.)        (I.R.S. Employer
                                                            Identification No.)

501 Broadway Suite 200 Idaho Falls, Idaho 83402
-----------------------------------------------
(Address and Zip Code of the Principal Executive Offices)


Registrant's telephone number including area code:  (208) 529-5337


                         Iron Mask Mining Company, Inc.
                         ------------------------------
                    656 Cedera Street, Ponderay, Idaho 83852.
                    -----------------------------------------
                           (Former Name and Address)

Item 1. Changes in Control of Registrant

None

Item 2. Acquisition or Disposition of Assets

None

Item 3. Bankruptcy or Receivership

None

Item 4. Changes in Registrant's Certifying Accountant

On May 17, 2002, Intrepid Technology & Resources, Inc., (Registrant) dismissed Scott Beggs & Company Certified Public Accountant as Registrant's principal accountant and engaged the services of Balukoff Lindstrom & CO., P.A. ("BL&Co."). Scott Beggs & Company Certified Public Accountant was Registrant's auditor for the year ended June 30, 2002. Scott Beggs & Company Certified Public Accountant's report on the financial statements of the registrant for the year ended June 30, 2001 was unqualified. There have been no disagreements or reportable events between Scott Beggs & Company Certified Public Accountant and Registrant on any matter of accounting principles or practices, financial statement disclosures, or auditing scopes or procedure for the prior year ended June 30, 2001 and subsequent interim period through, 2001. December 31, 2001. The term "disagreement" is utilized in accordance with Item 304 of Regulation S-K. Registrant provided Scott Beggs & Company Certified Public Accountant with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Scott Beggs & Company Certified Public Accountant furnish it with a letter, addressed to the Securities and Exchange Commission, indicating that it agrees with the statements contained in this Current Report on Form 8-K and, if it does not agree, indicating the statements with which it does not agree. Scott Beggs & Company Certified Public Accountant submitted such a letter dated May 22, 2002, stating that they agreed with the statements made in the disclosure set out in Item 4 of this Form 8-K, copy of which letter is attached hereto as an exhibit.

Item 5. Other Events

None.

Item 6. Resignations of Registrant's Directors

None.

Item 7. Financial Statements and Exhibits


Exhibit 1 - Accountant Letter


Item 8. Change in Fiscal Year

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTREPID TECHNOLOGY & RESOURCES, INC.


                                                           By: /s/ Dennis Keiser
                                                           ---------------------
                                                        Dennis Keiser, President

Date:  May 22, 2002